Exhibit 10.1

Equity Ownership Transfer Agreement

This Agreement is entered into by and between the following parties the 26th day of October 2009:

Party A: Guangzhou Konzern Pharmaceuticals Co., Ltd. (hereinafter referred to as “Party A”), a wholly foreign-owned enterprise registered and legally existing in PRC under PRC law, having its address at Room 702, Guangri Mansion, No.9 Siyou Nan Road, Wuyang Xincheng, Guangzhou, with its legal representative being Mr. Senshan Yang, and with China Medicine Corporation (an enterprise duly incorporated and established under the laws of the Nevada State of USA and listed on OTCBB in USA) being the sole shareholder of it; and

Party B: SINOFORM LIMITED (hereinafter referred to as “Party B”), a company registered and legally exiting under the laws of British Virgin Islands, having its address at 3rd Floor, Omar Hodge Building Wickhams Cayl Po Box362 Road Town, Tortol a British Virgin Islands and with its executive director being Mr. Xiaoguang Lin.

Whereas:

1.
Guangzhou LifeTech Pharmaceuticals Co., Ltd. (hereinafter referred to as “LifeTech Pharmaceuticals”)  is a wholly foreign-owned enterprise approved by Bureau of Foreign Trade and Economic Cooperation of Conghua Municipality and is legally exiting, whose business license indicates: Registration Number: Qi Du Yue Sui Zong Zi No.009499; Registered Capital: RMB34,000,000.00; Term of Operation to expire on 21 August 2036;

2.	Party B is the sole shareholder of LifeTech Pharmaceuticals, legally holding 100% equity interests in LifeTech Pharmaceuticals;

3.
Party A intends to purchase all the equity interests in LifeTech Pharmaceuticals held by Party B, and Party B intends to sell to Party A all the equity interests in LifeTech Pharmaceuticals held by it (hereinafter referred to as “This Transaction”). Upon completion of such equity acquisition, LifeTech Pharmaceuticals will be changed to a wholly-owned subsidiary of Party A in accordance with law; and

4.	In the principles of equality, voluntariness, fairness and good faith and upon adequate consultations, the Parties have entered into this Agreement with the following terms and conditions.

Article 1 Equity Transfer

1.1        Party B agrees to in accordance with the provisions of this Agreement sell to Party A its 100% equity interests in LifeTech Pharmaceuticals; and Party A agrees to purchase such equity interests.

1.2        The Parties agree that the price for this equity transfer is RMB57,000,000.00. Such transaction price is determined by the Parties through consultations on the basis of the appraisal result of the auditing and appraisal of LifeTech Pharmaceuticals carried out by the intermediary retained by Party A with the base date being 30 August 2009.

Article 2 Terms of Payment

2.1        Party A shall pay Party B the equity transfer price in the form of currency.

2.2        Party A shall within three (3) working days after the execution of this Agreement pay Party B RMB3,750,000.00 of the equity transfer price; before 30 March 2010 and after obtaining the approval on This Transaction from the Bureau of Foreign Trade and Economic Cooperation of Conghua Municipality, RMB25,000,000.00 of the equity transfer price shall be paid to Party B; within three (3) working days after the passing of the equity interests in LifeTech Pharmaceuticals to Party A, RMB3,250,000.00 of the equity transfer price shall be paid to Party B; the residue RMB25,000,000.00 of the equity transfer price shall be paid to Party B before 30 June 2010.

Article 3 Passing of Equity Interests

3.1        Within three (3) working days after the execution by the Parties of this Equity Transfer Agreement, Party B shall cause LifeTech Pharmaceuticals to apply to the Bureau of Foreign Trade and Economic Cooperation of Conghua Municipality for approval on change of shareholder and amendment of articles of association and, after obtaining the approval from the Bureau of Foreign Trade and Economic Cooperation of Conghua Municipality, to attend the change of shareholder registration formalities with the AIC authority.

3.2        For the purpose of attending the formalities under 3.1, Party A and Party B undertake to execute and issue to LifeTech Pharmaceuticals all necessary documents in a timely manner.

3.3        The closing of equity transfer shall complete upon the passing of the equity interests in LifeTech Pharmaceuticals to Party A.

Article 4 Taxations

4.1        Party A and Party B will use their best efforts to jointly reduce transaction costs and shall bear their respective costs incurred by the documentation work and the retaining of professionals for the purpose of execution of this Agreement and transacting the business hereunder.

4.2        Party A and Party B agree to bear the taxations payable by them respectively under applicable law. Where no applicable law is in place in respect of the obligor to bear certain taxation(s), such taxation(s) shall be borne by the Parties equally.

Article 5 Special Covenants on Debts of LifeTech Pharmaceuticals

5.1        The Parties confirm: on 30 August 2009 (the base date), the receivables and payables between LifeTech Pharmaceuticals and the affiliate(s) of Party B have been checked over, and the amount of the receivables equals the amount of the payables from LifeTech Pharmaceuticals to the affiliate(s) of Party B.

5.2        The Parties confirm: on 30 August 2009 (the base date), the receivables and payables occurred in the course of the production and operation of LifeTech Pharmaceuticals (except those between LifeTech Pharmaceuticals and the affiliate(s) of Party B)　have been checked over, and the total amount of such receivables and the inventories equals the total amount of payables from LifeTech Pharmaceuticals to others.

5.3        The Parties confirm: on 30 August 2009 (the base date), the balance of the bank loans of LifeTech Pharmaceuticals was RMB89,800,000.00. Such bank loans shall be repaid by Party A.

5.4        The Parties confirm: as to the bank loans under 5.3, Party A shall within three (3) days after the execution of this Agreement pay RMB20,000,000.00 to Guangzhou Rural Credit Union on behalf of LifeTech Pharmaceuticals and shall within three (3) days after the execution of this Agreement pay RMB30,000,000.00 to Guangzhou Rural Credit Union on behalf of LifeTech Pharmaceuticals; with respect to the residue of such bank loans, Party B is to coordinate the lender bank to perform the current loan agreement(s).

Article 6 Special Covenant on the Land Use Right in the Assets to Be Transferred

Party B has made disclosure and Party A has had knowledge of: as to all the land use right currently used by LifeTech Pharmaceuticals at No.16 Guangcong Road, Conghua Economic and Technological Development Zone, read from the books, LifeTech Pharmaceuticals still owes land grant premium to Conghua District Government (or Land Administration Authority); however, on the basis of the privity reached and followed by LifeTech Pharmaceuticals and Conghua District Government for many years, such land premium can actually be paid through deduction by the part of taxations paid to Conghua District Government, which can be retained by it and returned to LifeTech Pharmaceuticals.  The Parties hereto agree: such land premium shall continue to be paid by LifeTech Pharmaceuticals through deduction by the part of the taxations paid to Conghua District Government; where any change occurs to the policy and the government demands payment of the land premium for such land lot and other amounts in relation thereto, Party B shall be liable to make the payment.

Article 7 Placement of Employees of LifeTech Pharmaceuticals

Party A agrees that, after the acquisition, LifeTech Pharmaceuticals shall continue to perform the labor Agreements with the current employees.  Party A undertakes: the LifeTech Pharmaceuticals taken over by it will not illegally dismiss any employee with an annual salary lower than RMB100,000, nor will it cut the remuneration or other treatments of the employees; after the completion of the closing, any performance, rescission, extension, dispute or compensation issues in relation to the labor Agreements with the employees will be handled by LifeTech Pharmaceuticals in accordance with the PRC Labor Agreement Law.

Article 8 Handing-over

8.1        The Parties agree: on the second day after Party A’s repayment of the RMB20,000,000.00 of bank loan of LifeTech Pharmaceuticals in accordance with 5.4 and the payment of the first installment of equity transfer price in an amount of RMB3,750,000.00 in accordance with 2.2 (“Handing-over Date”), the handing-over of the assets of LifeTech Pharmaceuticals shall start.

8.2        On the day prior to the Handing-over Date, the Parties shall deliver to each other the Power of Attorneys duly signed by the legal representatives in favor of the authorized representatives so as to facilitate the particular handing-over issues.

8.3        Handing-over Methods

8.3.1     As to inventories (including finished products <with a residue life time of more than half a year>, raw materials, trademarks, semi-finished products and other movable properties in connection with the business and production of LifeTech Pharmaceuticals) (Party B is to provide a temporal inventory statement as of 30 August 2009 for reference and the factual inventories shall be as indicated by the actual counting on the Handing-over date), receivables, payables, machinery and office equipments, if no discrepancy is discovered in the course of the counting by the authorized representatives of the Parties, the handing-over shall be deemed as having been completed upon signing on the handing-over list by the representatives of the Parties jointly.

8.3.2     Handing-over of Land and House Title Certificates of LifeTech Pharmaceuticals

Since the land and house title certificates of LifeTech Pharmaceuticals have been deposited with Conghua Real Estate Administration Bureau for the purpose of obtaining bank loans by it, the Parties agree: the handing-over shall be deemed as having been completed upon Party B obtaining the photocopies of such land and house title certificates from Conghua Real Estate Administration Bureau and providing the same to Party A.

8.3.3     Handing-over of Intellectual Properties of LifeTech Pharmaceuticals

As to the intellectual properties currently owned by LifeTech Pharmaceuticals, Party B is to provide Party A with the photocopies of the relevant title certificates or approval documents of the same, for which a receipt shall be signed by the authorized representative of Party A; within two (2) working days after Party A’s payment of the third installment of the transfer price (RMB3,250,000.00) in accordance with 2.2 and Party A’s repayment of the RMB50,000,000.00 of the bank loans of LifeTech Pharmaceuticals in accordance with 5.4, Party B shall provide Party A with the originals of the relevant title certificates or approval documents of such intellectual properties.

Party B shall disclose to Party A the relevant product outsourcing Agreement(s) and shall give a brief introduction to the performance status of such Agreements in the mean time.

8.3.4     Handing-over of Other Assets

The handing-over of other assets (if any) shall be deemed as having been completed upon signing on the handing-over list by the representatives of Party A and Party B.

8.4       Any debts and liabilities incurred by the operation and management of LifeTech Pharmaceuticals before the Handing-over Date and not disclosed by Party B shall be borne by Party B; where LifeTech Pharmaceuticals has made any payment in respect of such debts or liabilities, Party B shall indemnify in full LifeTech Pharmaceuticals the payment(s) made by it.  Any and all costs, expenses, legal liabilities, operation and management liabilities in relation to the operation of LifeTech Pharmaceuticals incurred after the Handing-over Date shall be borne by Party A and the LifeTech Pharmaceuticals after the Handing-over Date.

Article 9 Transitional Period Arrangement

9.1        Party A and Party B agree: the time period from the Handing-over Date to the closing date shall be the transitional period.

9.2        During the transitional period, Party A, Party B and the LifeTech Pharmaceuticals taken over by Party A shall not dispose of the land, houses, machinery equipments, office equipments and other intangible assets of LifeTech Pharmaceuticals, shall not increase the bank debts of LifeTech Pharmaceuticals, and shall not provide security for loans in favor of other enterprises in the name or with the assets of LifeTech Pharmaceuticals.

9.3        The company chop of LifeTech Pharmaceuticals shall be kept under joint custody of Party A and Party B. Within three (3) working days after Party B’s receipt of the third installment of the equity transfer price (RMB3,250,000.00) paid by Party A, the Parties shall attend the formalities of destroying such company chop with the competent public security authority. After the old company chop is destroyed, LifeTech Pharmaceuticals shall start to use a new company chop.

9.4        The Parties agree: during the period from the Handing-over Date to the completion of the closing of this equity transfer, the profits and losses of LifeTech Pharmaceuticals shall be enjoyed and borne by Party A and no adjustment is to be made by the Parties to the transfer price.

Article 10 Special Covenant on Transfer of Equity Interests in Guangzhou LifeTech Medicine Technologies Co., Ltd.

MCWALTS INVESTMENT HOLDINGS LTD., an affiliate of Party B, is holding 100% of the equity interests in Guangzhou LifeTech Medicine Technologies Co., Ltd.; and Party A intends to purchase such equity interests. Party B agrees to cause MCWALTS INVESTMENT HOLDINGS LTD. to sell to Party A the 100% equity interests held by it in Guangzhou LifeTech Medicine Technologies Co., Ltd., with the terms and conditions to be agreed upon by Party A and MCWALTS INVESTMENT HOLDINGS LTD. in a separate equity transfer agreement.

Article 11        Party A’s Representations and Warranties

11.1        Party A is an enterprise legal person legally established and existing, which has obtained all necessary authorizations and approvals to enter into this Agreement.

11.2        The conclusion and performance of this Agreement are not in breach of any Agreement binding on it or any other legal instrument; otherwise, all the relevant legal liabilities shall be borne by Party A.

11.3        Party A is of adequate capacity to perform its obligations under this Agreement.

11.4        Party A undertakes: to actively cooperate with Party B in attending the relevant handing-over issues and to, as per the reasonable requirements of Party B, provide in a timely manner the true and complete documents in relation to this equity transfer.

11.5        Party A undertakes to actively cooperate with Party B in attending the examination and approval formalities (if necessary) with the competent foreign exchange administration authority in relation to Party B’s repatriation overseas of the proceeds from the equity transfer, and to, as per the reasonable requirements of Party B, provide in a timely manner the true and complete documents in relation to this equity transfer.

11.6        Except where the business license of LifeTech Pharmaceuticals is revoked in accordance with law, Party A will not rescind or terminate this Agreement for any reason.

Article 12        Party B’s Representations and Warranties

12.1        Party B is an enterprise legal person legally established and existing, which has obtained all necessary authorizations and approvals to enter into this Agreement.

12.2        The conclusion and performance of this Agreement are not in breach of any Agreement binding on it or any other legal instrument; otherwise, all the relevant legal liabilities shall be borne by Party B.

12.3        Party B legally owns 100% of the equity interests in LifeTech Pharmaceuticals; furthermore, there exists no pledge, mortgage or any other right alleged by a third party in relation to such equity interests, nor any other circumstance restricting the transfer thereof.

12.4        Party B undertakes: there exists no long-term equity investment made by LifeTech Pharmaceuticals in other enterprises, nor any commitment to make any long-term equity investment in other enterprises.

12.5        Party B undertakes: the materials, Agreements and documents in all the respects of the assets, debts, business, financial status, certificates and licenses of LifeTech Pharmaceuticals provided by Party B to Party A for the purpose of this transaction are true, accurate, complete, fully reflecting the assets, rights, obligations, business, liabilities and other relevant information of LifeTech Pharmaceuticals, and without material (to incur losses to LifeTech Pharmaceuticals in an amount over RMB1,000,000.00) concealing, omission, exaggeration or misleading; as to any such material concealing, omission, exaggeration or misleading in disclosure, Party B shall bear compensation liabilities.

12.6        Party B undertakes: LifeTech Pharmaceuticals has all necessary qualifications, authorizations and approvals to carry out its current business.

12.7        Party B undertakes: as of the date of execution of this Agreement, LifeTech Pharmaceuticals is not involved in any undisclosed material (to incur losses to LifeTech Pharmaceuticals in an amount over RMB1,000,000.00) litigation, arbitration or administrative penalty or any material economic dispute.

12.8        During the period from the date of execution of this Agreement to the Handing-over Date, Party B undertakes: to maintain the ordinary production and operation of LifeTech Pharmaceuticals, to assure the capital of LifeTech Pharmaceuticals not to be unreasonably transferred, to assure the assets of LifeTech Pharmaceuticals not to be disposed of without consent from the Parties, and to assure the bank debts of LifeTech Pharmaceuticals not to increase; otherwise, Party B shall compensate the LifeTech Pharmaceuticals taken over by Party A or Party A the losses incurred thereby.

12.9        Except where the business license of LifeTech Pharmaceuticals is revoked in accordance with law, Party B will not rescind or terminate this Agreement for any reason.

Article 13        Confidentiality Obligation

The Parties hereto agree: the content of this Agreement and any document, materials and information obtained from the other Party under any provision of this Agreement (“Confidential Information”) shall be kept in confidentiality by the Parties and shall not be disclosed to a third party without consent from the providing Party, except the disclosure by either Party as per the requirement of applicable law, government authority or stock exchange.  The Parties shall procure the professionals retained by them to comply with this provision and shall bear the liabilities in relation to the obligations of such professionals to comply with this provision.

Article 14        Breach of Agreement Liabilities

14.1        Party A undertakes: where any false statement, material omission or material misunderstanding exists in the representations, undertakings or warranties made by Party A, Party A fails to perform its obligations under this Agreement properly and adequately, or Party A breaches its confidentiality obligations, Party A shall compensate LifeTech Pharmaceuticals and Party B all the direct and indirect losses incurred thereby (including litigation, legal proceedings, arbitration, claims, evaluation and expenses).

14.2        Party B undertakes: where any false statement, material omission or material misunderstanding exists in the representations, undertakings or warranties made by Party B, Party B fails to perform its obligations under this Agreement properly and adequately, or Party B breaches its confidentiality obligations, Party B shall compensate Party A all the direct and indirect losses incurred thereby (including litigation, legal proceedings, arbitration, claims, evaluation and expenses).

14.3        Where either of the Parties unilaterally terminates this Agreement without a legitimate reason, such Party shall pay the other Party breach of Agreement damages in an amount of RMB20,000,000.

14.4        Where Party A fails to perform its obligations under 5.4 to repay the bank loans of LifeTech Pharmaceuticals, breach of Agreement damages shall be paid to Party B by Party A at a rate of 0.05% of the amount due and payable for each day in default, which is to be computed till Party A ‘s repayment in full of such bank loans.

14.5        Any amendment to or rescission of this Agreement shall not affect the right of the non-defaulting Party to pursue the breach of Agreement liabilities of the defaulting Party under this Agreement.

14.6        Any Party’s failure or delay to exercise any of its rights to pursue the breach of Agreement liabilities of the defaulting Party shall not constitute a waiver of such right; any Party’s partial exercise of its rights to pursue the breach of Agreement liabilities of the defaulting Party shall not affect its exercise of other rights.

Article 15    Force Majeure

15.1        Force Majeure means earthquake, war, riot, natural disasters like plague and other exempting events agreed by the Parties hereto.

15.2        Where this Agreement is rendered unable to be performed or unable to be fully performed, the Party suffering such force majeure event shall notify the other Party such force majeure event and shall within five (5) working days after the end of the force majeure event provide a description of the event together with an effective certificate showing the reasons that this Agreement is unable to be performed or unable to be fully performed or that the performance of this Agreement needs to be postponed.  Party A and Party B shall on the basis of the extent of affection on the performance of this Agreement decide through consultations whether to terminate this Agreement, to partially exempt the performance of this Agreement, or to postpone the performance of this Agreement.

15.3        Under the premise that neither of the Parties is at fault, the inability to perform all or part of the obligations under this Agreement shall not be deemed as a breach, provided that all necessary measures shall be taken to reduce or eliminate the losses caused by the force majeure event to the extent possible.

15.4        Neither of the Parties shall bear responsibilities in relation to the losses suffered by or expenses increased to the other Party due to the force majeure event.

Article 16        Effect, Amendment and Termination of Agreement

16.1        Upon being signed by the legal representative(s) or authorized representative(s) of the Parties and being approved by the Bureau of Foreign Trade and Economic Cooperation of Conghua Municipality, this Agreement shall take effect and be legally binding on the Parties, which shall terminate automatically upon being duly performed.

16.2        Upon this Agreement taking effect, unless otherwise agreed by the Parties in consensus, neither of the Parties may amend the same unilaterally; any amendment to or modification of this Agreement shall take effect only after being confirmed by the Parties in written form.

Article 17        Applicable Law

17.1        The conclusion, performance and interpretation of this Agreement shall be governed by PRC law.

17.2        Where any provision of this Agreement is in conflict with any law or regulation currently effective, such provision shall be void. The voidance of any provision shall not affect the effect of other provisions or this Agreement as a whole.  The Parties hereto shall agree on a new provision to supercede such void provision.

Article 18        Dispute Resolution

The Parties shall consciously and faithfully perform this Agreement.  In the event of any dispute, it shall be resolved through consultations; where such consultations fail, either of the Parties may refer the dispute to China International Economic and Trade Arbitration Commission South China Sub-Commission for arbitration held in accordance with the arbitration rules currently effective.  The arbitration shall be held in Shenzhen.  The arbitral award shall be final and binding on the Parties.

Article 19        Miscellaneous

19.1        The Schedules hereto are an integral part of this Agreement, which together with the text hereof constitute the entirety of this Agreement.

19.2        In the event of any issue not provided for herein, the Parties shall settle the same through amiable consultations.

19.3        This Agreement is made in both Chinese and English languages; in the event of any discrepancy between the two versions, the Chinese version shall prevail.

19.4        This Agreement is made in six (6) copies; either of the Parties shall hold one (1) with the rest to be submitted to competent authorities for the purposes of examination and approval or registration; each of the original copies shall be of the same legal effect.

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Party A:  Guangzhou Konzern Pharmaceutical Co., Ltd. (Chop)

Legal or Authorized Representative (Signature):

/s/ SanShan Yang
Mr. SanShan Yang
Chairman & CEO

Party B:  SINOFORM LIMITED (Chop)

Legal or Authorized Representative (Signature):

/s/ Daoming Mo
Mr. Daoming Mo
Chairman & CEO